Exhibit 10.24

AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 3 dated as of March 30, 2020 (this “AMENDMENT NO. 3”), to the Employment Agreement, dated as of May 18, 2012 and previously amended by Amendment No. 1 to Employment Agreement dated as of July 1, 2014 and Amendment No. 2 to Employment Agreement dated as of February 5, 2019 (collectively, as amended, the “EMPLOYMENT AGREEMENT”), by and between Motorcar Parts of America, Inc. (“COMPANY”) and Selwyn Joffe, an individual (“EXECUTIVE”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the EMPLOYMENT AGREEMENT.

RECITALS

WHEREAS, the parties wish to amend the EMPLOYMENT AGREEMENT to change the LONG-TERM INCENTIVE COMPENSATION, and make certain other changes as set forth herein;

NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.          Paragraph 5(g) of the EMPLOYMENT AGREEMENT is hereby deleted in its entirety and is replaced with the following:

LONG TERM INCENTIVE COMPENSATION.  EXECUTIVE waives his right to an ANNUAL RS AWARD (as defined below) for the fiscal year ending March 31, 2020.  In the fiscal years ending March 31, 2021, March 31, 2022, and March 31, 2023, the COMPANY shall annually grant Restricted Stock to the EXECUTIVE pursuant to the 2010 PLAN, or any subsequent plan thereto (each grant an “ANNUAL RS AWARD”) on the terms and conditions set forth in this Paragraph 5(g).  The grant date for the PERFORMANCE CYCLE (as defined below) ending on March 31, 2021 shall be on or as soon as practicable after the first date of the fiscal year 2021 (April 1, 2020).  The grant date for each subsequent ANNUAL RS AWARD (the “GRANT DATE”) shall be on or as soon as practicable after the first date of the then fiscal year (April 1, 2021 and April 1, 2022, respectively). The number of shares of Restricted Stock granted pursuant to each ANNUAL RS AWARD shall be not less than 100,000 shares.  The purchase price for the Restricted Stock granted pursuant to each ANNUAL RS AWARD shall be zero.  Each ANNUAL RS AWARD shall vest based on the achievement of Threshold, Target and Maximum levels of performance based upon such performance measure or measures as EXECUTIVE and the Administrator shall mutually agree.  “PERFORMANCE CYCLE” shall mean, with respect to each ANNUAL RS AWARD, the COMPANY’S then current fiscal year in line with the applicable GRANT DATE.  The first PERFORMANCE CYCLE after the date of AMENDMENT NO. 3 shall be the fiscal year of the COMPANY ending on March 31, 2021.  The “PERFORMANCE DETERMINATION DATE”, with respect to any PERFORMANCE CYCLE, shall be the date on which the Administrator and EXECUTIVE mutually determine that the applicable performance measure(s) have been achieved; provided, that, such date shall be not later than forty-five (45) days after the filing of the COMPANY’S Annual Report on Form 10-K for the applicable PERFORMANCE CYCLE with the U.S. Securities and Exchange Commission (the “FILING DATE”).  If the Threshold performance level is achieved for a PERFORMANCE CYCLE, then one third of the shares of Restricted Stock granted pursuant to the applicable ANNUAL RS AWARD shall vest as of the applicable PERFORMANCE DETERMINATION DATE.  If the Target performance level is achieved for a PERFORMANCE CYCLE, then two thirds of the shares of Restricted Stock granted pursuant to the applicable ANNUAL RS AWARD shall vest as of the applicable PERFORMANCE DETERMINATION DATE.  If the Maximum performance level is achieved for a PERFORMANCE CYCLE, then all shares of Restricted Stock granted pursuant to the applicable ANNUAL RS AWARD shall vest as of the applicable PERFORMANCE DETERMINATION DATE.  If the Threshold level of performance for a PERFORMANCE CYCLE is not achieved, the shares of Restricted Stock granted pursuant to the applicable ANNUAL RS AWARD shall be forfeited to the COMPANY, effective as of the applicable PERFORMANCE DETERMINATION DATE.  If the performance level achieved for a PERFORMANCE CYCLE is (i) greater than the applicable Threshold performance level but less than the applicable Target performance level or (ii) greater than the applicable Target performance level but less than the applicable Maximum performance level, then the number of shares that become vested shall be interpolated between the applicable Threshold and Target number of shares or the applicable Target and Maximum number of shares, as the case may be.  As an example (for illustration purposes only), if for a PERFORMANCE CYCLE the Threshold level of performance is ADJUSTED EBITDA (as defined below) of $100, the Target level of performance is ADJUSTED EBITDA of $150 and the Maximum level of performance is ADJUSTED EBITDA of $200, then if the COMPANY is determined to have ADJUSTED EBITDA of $175 for such PERFORMANCE CYCLE, and if the number of shares granted was 100,000, then the number of shares that would vest would be 83,333 shares. Vested shares shall be distributed to EXECUTIVE as soon as practicable after the applicable PERFORMANCE DETERMINATION DATE, but in no event later than thirty (30) days after the applicable PERFORMANCE DETERMINATION DATE.  Except as otherwise provided in this Agreement, upon EXECUTIVE’s termination of employment, EXECUTIVE shall forfeit any unvested shares granted pursuant to this Paragraph 5(g).  “ADJUSTED EBITDA” shall mean, with respect to a PERFORMANCE CYCLE, Adjusted EBITDA as reported in the COMPANY’s earnings release for such PERFORMANCE CYCLE.

2.          Paragraph 9(d) of the EMPLOYMENT AGREEMENT is hereby deleted in its entirety and is replaced with the following:

If EXECUTIVE shall voluntarily terminate this AGREEMENT pursuant to the provisions of Paragraph 9(c) or if the COMPANY shall terminate EXECUTIVE without Cause, then the COMPANY shall pay EXECUTIVE’s SALARY (at the annual rate in effect immediately prior to the Termination Date (as defined below)), EXECUTIVE’s average bonus earned for the two years immediately prior to the year in which this AGREEMENT is so terminated or, if such termination occurs within the first three months of the COMPANY’s fiscal year, for the second and third years preceding the year in which such termination occurs (in either case, payable by no later than January 31 of each year), and all benefits identified in Paragraph 7 and 8(c) (including without limitation EXECUTIVE’s automobile allowance) through the later of that date which is two years after the Termination Date or July 1, 2023.  The COMPANY shall also pay EXECUTIVE any reimbursable expenses and vested but undistributed shares of the COMPANY’s common stock owed to EXECUTIVE through the Termination Date.  In addition, if (i) EXECUTIVE shall terminate this AGREEMENT pursuant to the provisions of Paragraph 9(c) for Good Reason or (ii) the COMPANY shall terminate EXECUTIVE without Cause:  (A) EXECUTIVE shall immediately vest in the applicable Target number of shares of Restricted Stock granted pursuant to Paragraph 5(g) for the PERFORMANCE CYCLE in which such Termination occurs; and (B) EXECUTIVE shall immediately vest in 66,667 shares of Restricted Stock for each PERFORMANCE CYCLE commencing during the remainder of the EMPLOYMENT TERM.  As an example (for illustration purposes only), if the applicable Termination Date is December 31, 2021, and if the number of shares granted was 100,000 for the then-current PERFORMANCE CYCLE, then EXECUTIVE would immediately vest in 100,000 and 66,667 shares of Restricted Stock for the PERFORMANCE CYCLES ending on March 31, 2022 and March 31, 2023, respectively, for a total of 166,667 shares.  For the purpose of the foregoing payments, the foregoing annual SALARY rate shall be the rate paid to EXECUTIVE without regard to any purported reduction or attempted reduction of such rate by the COMPANY.  EXECUTIVE shall not be required to mitigate the amount of any payment provided for in this Paragraph 9 by seeking employment or otherwise, nor shall the amount of any payment or benefit provided for in this Paragraph 9 be reduced by any compensation earned by EXECUTIVE as the result of consultancy with or employment by another entity, by retirement benefits, by offset against any amount claimed to be owed by EXECUTIVE to the COMPANY, or otherwise.

3.          Except as amended by this AMENDMENT NO. 3, the EMPLOYMENT AGREEMENT shall remain in full force and effect.

4.          This AMENDMENT NO. 3 may be executed by facsimile signature or PDF, in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this AMENDMENT NO. 3 as of date first above written.

THE COMPANY:

MOTORCAR PARTS OF AMERICA, INC.

By:
Name:
Title:

EXECUTIVE:

SELWYN JOFFE